PPA TECHNOLOGIES, INC.
                                 1,000,000 Units


                             UNDERWRITING AGREEMENT


Kenneth Jerome & Company, Inc.
P.O. Box 38
147 Columbia Turnpike
Florham Park, New Jersey
(201) 966-6669

Ladies and Gentlemen:


             PPA Technologies, Inc., a New Jersey corporation (the "Company"), proposes to issue and sell to and through the several Underwriters named in
Schedule I hereto (the "Underwriters"), from a minimum of 100,000 Units , on a "Firm" commitment basis up to a maximum of 1,000,000 units on a "best efforts" basis (1,015,000 units including the over-allotment) (the "Units"), each Unit consisting of one (1) share of common stock (the "Shares") and one (1) redeemable one-year common stock A Purchase Warrant (the "A Warrants"), each A Warrant entitling the owner to purchase one-half share of common stock at an exercise price of $8.00. The offering price per Unit will not be less than $6.00. You will act as the Company's exclusive underwriter (the "Underwriter" or "You") and will assist the


Company in offering the 1,000,000 Units (the "Offering") on a "firm" commitment basis as to the minimum of 100,000 Units and on a "best efforts" basis as to an additional 900,000 Units.. The Company further agrees to issue, upon the closing date as hereinafter defined in Section 2, the Underwriter's Warrants more fully discussed in subparagraph (f) and Section 3(t) below (the "Representative's Warrants"). The Company hereby confirms the agreement made by it with respect to the purchase of the Securities by the Underwriter, which Securities are more fully described in the Registration Statement referred to below. Kenneth Jerome & Company, Inc. is referred to herein as the "Underwriter" or the "Representative."

             You have advised the Company that the Underwriters desire to act on a firm commitment basis as to a minimum of 100,000 Units to publicly offer and sell the Securities for the Company and that you are authorized to execute this Agreement. The Company confirms the agreement made by it with respect to the relationship with the Underwriters as follows:

             (a) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties, and agreements herein contained, the Company agrees to sell to, and the Underwriters agree to buy from the Company at a purchase price of $6.00 per Unit before any underwriter expense allowance, a total of 100,000 Units consisting of 100,000 shares of Common Stock and 100,000 Redeemable
Warrants, on a firm commitment basis.

         Further, the Underwriter agrees to offer on behalf of the Company an additional 900,000 Units, consisting of 900,000 common shares and 900,000 Redeemable Warrants, on a best efforts basis for a time period of not more than ninety (90) days, unless extended by written agreement with the Company to extend the offering period for an additional sixty (60) days.

            It is understood that the Underwriters propose to offer the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

             (b) Delivery of the Securities against payment for the minimum therefor shall take place at the offices of the Clearing Broker, Herzog Heine Geduld, Inc., at 525 Washington Blvd., Jersey City, New Jersey, 07310 within five (5) business days after the effective date (the Effective Date)(or at such other place as may be designated by agreement between you and the Company) at 10:00 A.M., New Jersey time, or at such time and date as you and the Company may agree upon in writing, such time and date of payment and delivery for the Securities being herein called the "Initial Closing Date." Subsequent closing(s) on the best efforts offering shall be held from time to time at the same location.

             The Company will make the certificates for the Securities to be purchased by the Underwriters hereunder available to the Representative for inspection and packaging at least two (2) full, business days prior to the Initial Closing Date and any subsequent closing date. The certificates shall be in such names and denominations as the Underwriters may request to the Company in writing at least two (2) business days prior to any Closing Date.

             (c) In addition, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties and agreements herein contained, the Company grants an option to the Underwriters to purchase up to an additional 15,000 Securities ("Option Securities") at the same terms per Units as the Underwriters shall pay for the initial securities being sold by the Company pursuant to the provisions of the Firm Commitment Offering Section 2(a) hereof and priced in accordance subparagraph (a) above. This option may be exercised from time to time, for the purpose of covering overallotments, within forty-five (45) days after (i) the Effective Date of the Registration Statement if the Company has elected not to rely on Rule 430A under the Rules and Regulations of the Securities and Exchange Commission or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, upon written notice by the Underwriter setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered. Such time and date shall be determined by the Underwriter but shall not be earlier than four (4) nor later than ten (10) full business days after the date of the exercise of said option. Nothing herein shall obligate the Underwriter to make any overallotment.

             (d) Definitive certificates in negotiable form for the Securities to be purchased by the Underwriter hereunder will be delivered at the closing by the Company to the Underwriters against payment of the purchase price by the Underwriters by certified or bank cashier's checks or wire transfer in next day funds payable to the order of the Company.

             (e) The information set forth under "Underwriting" in any Prospectus relating to the Securities proposed to be filed by the Company with the Securities and Exchange Commission and States designated by the Underwriter (insofar as such information relates to the Underwriters) and constitutes the only information furnished by the Underwriter to the Company for inclusion therein, and you represent and warrant to the Company that the statements made therein are correct.


             (f) On the Initial Closing Date, the Company shall issue and sell to the Representative, Representative's Warrants at a purchase price of $.001 per Representative's Warrant, which shall entitle the holders thereof to purchase an aggregate of a maximum of 100,000 shares of Common Stock and 100,000 Redeemable Warrants. The number of Representative's Warrants issued shall equal 10% of the number of Units sold to, by or through the Underwriter. The shares of Common Stock and the A Warrants issuable upon the exercise of the Representative's Warrants are hereafter referred to as the "Representative's Securities" or "Representative's Warrant." The shares of Common Stock issuable upon exercise of the A Warrants are hereinafter referred to collectively as the "Warrant Shares". The Representative's Warrants shall be exercisable for a period of three (3) years commencing two (2) year from the effective date of the Registration Statement at a price equaling one hundred thirty percent (130%) of the initial public offering price of the Units. The form of Representative's Warrant Certificate shall be substantially in the form filed as an Exhibit to the Registration Statement. Payment for the Representative's Warrants shall be made on the Initial Closing Date.


             In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby; the parties hereto agree as follows:

             1.   Representations and Warranties of the Company.

             The Company represents and warrants to, and agrees with the Underwriter as follows:

             (a) A registration statement on Form SB-2 (File No. 333-2496)(the "Registration Statement") with respect to the Units, the Warrants and the securities underlying such Units and Warrants has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively called the "Act") and has been filed with the Commission under the Act. Copies of such Registration Statement, including any pre-effective and post-effective amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A under the Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. The Registration Statement, which, upon filing of the Prospectus referred to below with the Commission, shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

             (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to transact business and in good standing in all jurisdictions in which the conduct of its business or the location of the properties owned or leased by it requires such qualification, except where the failure to qualify would not have a material adverse effect upon the business, properties, financial condition or prospects of the Company. The Company has no subsidiaries.

             (c) The Company has authorized, issued and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. All of the Units and Warrants to be issued and sold pursuant to this Agreement, and the securities underlying such Units and Warrants, have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. No preemptive rights of stockholders exist with respect to any of the Units or securities underlying the Units or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Units or the Warrants as contemplated herein gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any of the Company's securities. All necessary and proper corporate proceedings have been taken to validly authorize the Units, Warrants and securities underlying such Units and Warrants and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Units or Warrants or securities underlying such Units or Warrants to be sold as contemplated herein.


             (d) The Units and the Warrants and the securities underlying the Units and the Warrants conform with the statements concerning them in the Registration Statement in all material respects. Except as specifically disclosed in the Registration Statement and the financial statements of the Company and the related notes thereto, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations. The descriptions of the Company's stock option and other stock-based plans, and of the options or other rights granted and exercised thereunder, set forth in the Prospectus are accurate summaries and fairly present the information required to be shown with respect to such plans and rights in all material respects. The Company and its affiliates are not currently offering any securities, nor have they offered or sold any of the Company's securities since June 30, 1997, except as described in the Registration Statement.

             (e) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Units or Warrants nor instituted, or to the best knowledge of the Company, contemplated instituting proceedings for that purpose. Each Preliminary Prospectus, at the time of filing thereof, contained all statements which were required to be stated therein by, and in all respects conformed to, the requirements of the Act. No Preliminary Prospectus contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof. It is understood that the statements set forth in each Preliminary Prospectus under the heading "UNDERWRITING," and the identity of counsel to Kenneth Jerome & Company, Inc. under the heading "LEGAL MATTERS" constitute the only written information furnished to the Company by or on behalf of the Underwriter.

             (f) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined below), (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects will conform to the requirements of, the Act; and (ii) neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus under the heading "UNDERWRITING," and the identity of counsel to Kenneth Jerome & Company, Inc. under the heading "LEGAL MATTERS," constitute the only written information furnished to the Company by or on behalf of the Underwriter.

             (g) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly in all material respects the financial position, the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such consolidated financial statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data and schedules included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

             (h) There is no action, suit or proceeding pending or, to the best knowledge of the Company after due inquiry, threatened against the Company before any court or regulatory, governmental or administrative agency or body, or arbitral forum, domestic or foreign, which might result in any material adverse change in the business or condition (financial or otherwise), properties, results of operation or prospects for the future of the Company, except as set forth in the Registration Statement. The Company is not subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body or arbitral forum that would have a material adverse effect upon the business of the Company. There are no labor disputes involving the Company that exist or are imminent which could materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company.

             (i) The Company has good and marketable title to all of the properties and assets reflected in either the financial statements or as described in the Registration Statement, and such properties and assets are subject to no lien, mortgage, security interest, pledge or encumbrance (other than easements, if any) of any kind, except (i) those reflected in such financial statements or as described in the Registration Statement; and (ii) for such encumbrances that, individually or in the aggregate, would not have a material adverse effect on the Company. The Company occupies its leased properties under valid and binding leases conforming to the descriptions thereto set forth in the Registration Statement.

             (j) The Company has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and has paid all tax assessments received by it. There is no income, sales, use, transfer or other tax deficiency or assessment which has been or might reasonably be expected to be asserted or threatened against the Company or any of its Subsidiaries which could materially adversely affect the business operations or property or business prospects of the Company. The Company has paid all sales, use, transfer and other taxes applicable to it and its business.


             (k) Except as described in the Registration Statement, since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, (i) there has not been any adverse change or any development suggesting the likelihood of a future material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management, properties or business prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any transaction entered into by the Company, other than transactions in the ordinary course of business, (iii) except in the ordinary course of business, the Company has not incurred any material obligation, contingent or otherwise, (iv) the Company has not sustained any material insured or uninsured loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity, (v) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal of or interest on any outstanding debt obligations, (vi) there has not been any change in the capital stock (other than the exercise of outstanding stock options pursuant to the Company's stock option plans described in the Registration Statement) of the Company or material increase in indebtedness of the Company, and (vii) the Company has not issued any options, warrants, convertible securities or other rights to purchase the capital stock of the Company.


             (l) The Company is not, nor with the giving of notice or the passage of time or both will be, in violation or default under any provision of its certificate of incorporation or bylaws or any of its agreements, leases, licenses, contracts, franchises, mortgages, permits, deeds of trust indentures or other instruments or obligations to which it is a party or by which it or any of its properties is bound or may be affected (collectively, "Contracts") , except where such violation or default would not have a material adverse effect on the business or financial condition of the Company. Each Contract to which reference is made in the Registration Statement or which was filed as an exhibit to the Registration Statement has been duly and validly authorized, executed and delivered by the Company, constitutes the legal, valid and binding agreement of the Company and is enforceable in accordance with its terms.

             (m) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any Contract to which the Company is a party or by which the Company or any of its property may be bound or affected, except where such breach, violation or default would not have a material adverse effect on the business or financial condition of the Company, or violate any of the provisions of the certificate of incorporation or bylaws of the Company, or violate any statute, rule or regulation applicable to the Company or violate any order, judgment or decree of any court or of any regulatory, administrative or governmental body or agency or arbitral forum having jurisdiction over the Company or any of its property, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company. The Company has no intention of exercising any right which it may have to cancel any of its rights or obligations under any Contract or has any knowledge that any other party to any Contract has any intention not to render full performance thereunder.

             (n) The Company has the legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is legally binding upon and enforceable against the Company in accordance with its terms.

             (o) Each approval, registration, qualification, license, permit, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or agency necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or except as may be necessary to qualify the Units for public offering under state securities or Blue Sky laws) has been obtained or made and each is in full force and effect.

             (p) The Company owns or possesses adequate and sufficient rights to use all patents, patent rights, trade secrets, licenses or royalty arrangements, trademarks and trademark rights, service marks, trade names, copyrights, know how or proprietary techniques or rights thereto of others, and governmental, regulatory or administrative authorizations, orders, permits, certificates and consents necessary for the conduct of the business of the Company, except where the failure to possess such would not have a material adverse effect on the business or financial condition of the Company. The Company is not aware of any pending or threatened action, suit, proceeding or claim by others, either domestically or internationally, that alleges the Company is violating any patents, patent rights, copyrights, trademarks or trademark rights, inventions, service marks, trade names, licenses or royalty arrangements, trade secrets, know how or proprietary techniques or rights thereto of others, or governmental, regulatory or administrative authorizations, orders, permits, certificates and consents. The Company is not aware, after due diligence, of any rights of third parties to, or any infringement of, any of the Company's patents, patent rights, trademarks or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how or proprietary techniques, including processes and substances, or rights thereto of others, which could materially adversely affect the use thereof by the Company or which would have a material adverse effect on the Company. The Company is not aware, after due diligence, of any pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any of such patents, patent rights, trademarks or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how, or proprietary techniques or rights thereto of others. The Company possesses those patents that have been previously disclosed to you in writing, and such patents remain in full force and effect.

             (q) There are no Contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act which have not been described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

             (r) The Company is conducting business in compliance with all applicable laws, rules, regulations and orders of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state, federal and foreign environmental laws and regulations, except where the failure to so comply would not have a material adverse effect on the business, property, financial condition or prospects of the Company. The Company possesses adequate licenses, certificates and permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possession of its properties. Except as set forth in the Prospectus, the expiration, revocation or modification of any such license, certificate or permit would not materially adversley affect the operations of the Company. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these licenses, certificates or permits.

             (s) All transactions among the Company and the officers, directors, and affiliates of the Company have been accurately disclosed in the Prospectus, to the extent required to be disclosed in the Prospectus in accordance with the Act. As used in this Agreement, the term "affiliate" shall mean a person or entity controlling, controlled by or under common control with any specified person or entity, with the concept of control meaning the ability to direct, directly or indirectly, the management or policies of the controlled person or entity, whether through the ownership of voting securities, by contract, positions of employment, family relationships, service as an officer, director or partner of the person or entity, or otherwise.

             (t) Neither the Company nor, to the knowledge of the Company, any officers, directors, employees, or agents acting on behalf of the Company has, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other such jurisdiction, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys product for the purpose of influencing such agent or person to buy products from or sell products to the Company, or (iv) except as set forth in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. The Company's internal accounting controls and procedures are sufficient to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

             (u) The Company maintains insurance of the types and in the amounts which it deems adequate for its business and which is customary for companies in its industry, including, but not limited to, general liability insurance and insurance covering all real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.


             (v) Thomas P. Monahan, C.P.A. who has certified the financial statements filed with the Commission as part of the Registration Statement, is an independent public accountant as required by the Act.


             (w) The Company has taken all appropriate steps reasonably necessary or appropriate to assure that no issuance, offering, sale or other disposition of any capital stock of the Company will be made for a period of thirteen (13) months after the date of this Agreement, directly or indirectly, by the Company, otherwise than with your prior written consent or pursuant to the exercise of outstanding stock options under the Company's stock option plans described in the Registration Statement.

             (x) The Company's Board of Directors consists of those persons listed in the Prospectus. Except as disclosed in the Prospectus, none of such persons is employed by the Company nor is any of them affiliated with the Company, except for service on its Board of Directors.

             (y) Except as provided for herein, no broker's or finder's fees or commissions are due and payable by the Company, and none will be paid by it.

             (z) The Company is eligible to use Form SB-2 for the registration of the Units, Warrants and the securities underlying the Units and the Warrants.

             (aa) Neither the Company nor, to its knowledge after due and diligent inquiry, any person other than the Underwriter, has made any representation, promise or warranty, whether verbal or in writing, to anyone, whether an existing shareholder or not, that any of the Units will be reserved for or directed to them during the proposed public offering.

             (ab) Except as set forth in the Prospectus, the Company has not established, contributed to or maintains any "employee benefit plan" as defined in the Employment Retirement Income Security Act or in the Internal Revenue Code of 1986, as amended.

             (ac) The  Company  is not an  "investment  company"  as  defined in
Section 3(a) of the Investment Company Act of 1940, as amended.

             (ad) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates (within the meaning of the Act) has taken, directly or indirectly, any action designed to cause or result in, or which has constituted the stabilization or manipulation of the price of the outstanding Common Stock or any other outstanding securities of the Company to facilitate the sale or resale of the Units other than in compliance with Commission Rule 10b-18.

2.           Nature of the Offering.


             (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, you will act as the Company's exclusive underwriter (the "Underwriter" or "You") and will assist the Company in offering 100,000 Units (the "Firm Commitment Offering") on a "firm commitment" basis, and an additional 900,000 Units on a best efforts basis (the "Best Efforts Ofering").
(jointly as the "Offering").


             (b) The offering shall commence on the date designated by the Underwriter.

             (c) The Underwriter and any dealers with whom the Underwriter may associate shall deposit all funds received from purchasers of the Units into an account with the Clearing Broker.


               Such funds shall remain in said account until the Firm Commitment Offering has been sold and shall then be disbursed to the Company in accordance with the terms of this Section 2. Funds in said account received with respect to the Best Efforts Commitment will be accepted or rejected by the Company within one (1) business day of receipt and will remain in said account not later than one (1) additional business day before being transferred to the Company less commissions and allowances set forth hereinafter.


             (d)  [Reserved]

             (e) The Units are to be issued and sold at the gross price per share indicated in the Prospectus (the "Initial Price") . The Underwriter may from time to time thereafter change the offering price and other selling terms.

     (f)  Payment  for  the  Units  sold  in the  Offering  is to be made by the
Clearing Broker by certified or bank cashier's check(s) drawn to the order of the Company, or by wire transfer of funds as the Representative shall elect, against delivery of such Units to the Underwriter. Such payment and delivery are to be made at the offices of the Clearing Broker, Jersey City, New Jersey time, on the fifth business day after the Effective Date of the Offering, or at such other time, date and place not later than seven business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." The certificates for the Units shall be in definitive form with engraved borders and shall be delivered in such denominations and registered in such names as the Underwriter requests in writing not later than the third full business day prior to the Closing Date, and shall be made available for inspection by the Underwriter at least one business day prior to the Closing Date at the offices of the Underwriter noted above. (As used herein, "business day" means a day on which the New York Stock Exchange, Inc. is open for trading and on which banks in New Jersey are open for business and not permitted by law or executive order to be closed.)

     (g) The Underwriter shall be entitled at closing to a commission equal to ten percent (10%) of the gross amount raised through the sale of the Units and, in addition thereto, a nonaccountable expense allowance equal to three percent (3%) of the gross amount raised through the sale of the Units. On the Closing Date, the Representative shall deduct the commission, and the nonaccountable expense allowance from the proceeds received from the sale of the Units prior to transmitting payment to the Company and shall pay such amounts to the Underwriters by certified or bank cashier's check(s) drawn to the order of the Underwriter, or by wire transfer of funds as the Clearing Broker shall elect. To the date of this Agreement, the Company has advanced to the Underwriter the amount of $20,000, which will be credited against the nonaccountable expense allowance from the release of funds to the Company at the Closing.

             (h) The Underwriter shall have the right to associate with such other underwriters and dealers as the Underwriter may determine and shall have the right to grant to such persons such concessions out of the Underwriting discount to be received by the Underwriter as the Underwriter may determine, under and pursuant to a Master Selected Dealers Agreement in the form filed as an exhibit to the Registration Statement.

3. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

             (a) The Company (i) shall prepare and timely file with the Commission under Rule 424(b) under the Act a prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act and (ii) shall not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Act. The Company shall prepare and file, promptly upon your request, any amendments of or supplements to the Registration Statement or Prospectus which you reasonably deem necessary or advisable in connection with the transactions contemplated by this Agreement.

             (b) The Company shall advise you promptly and shall confirm such advice in writing (i) when the Registration Statement has become effective, (ii) of any request of the Commission for amendment of the Registration Statement or for supplementation to the, Prospectus or for any additional information, and
(iii) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company shall use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof.

             (c) The Company shall cooperate with you in endeavoring to qualify the Units for sale under the securities laws of such jurisdictions as you may have designated in writing and will make such applications, file such documents and reports, and furnish such information as may be required for that purpose, whether before, during or after the offering. The Company shall, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as you may request.

             (d) The Company shall qualify the Units and the common stock for trading on the National Association of Securities Dealers Electronic Bulletin Board ("Bulletin Board") to be effective upon the Closing. The Company shall make all filings required to obtain and maintain the listing of the Units on the Bulletin Board. The Company shall use its best efforts (i) to be included in Standard & Poor's Corporations Manual and Moody's Investors Services, Inc. Manual as soon as possible following the Closing Date and (ii) to continue to be included in both such manuals for at least five (5) years following the Closing Date.

             (e) The Company shall deliver to you, or upon your order, from time to time, as many copies of any Preliminary Prospectus as you may request. The Company shall deliver to you, or upon your order, during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as you may request. The Company shall deliver to you, at or before the Closing Date, five signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and shall deliver to you such number of copies of the Registration Statement, without exhibits, but including any information incorporated by reference, and of all amendments thereto, as you may request.

             (f) If during the period in which a Prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly shall prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Registration Statement including the Prospectus as so amended or supplemented will not be misleading, or so that the Registration Statement, including the Prospectus, shall comply with law.

             (g) The Company shall make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date of the Registration Statement an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available and shall furnish you with a true and correct copy thereof.

             (h) The Company shall, at its expense, for a period of five years from the Closing Date, deliver to you copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as they are available. The Company shall deliver to you similar reports with respect to significant subsidiaries, as that term is defined in the Act, which are not consolidated in the Company's financial statements. The Company, at its expense, shall furnish to its security holders an annual report (including financial statements audited by independent public accountants) and, as soon as practical after the end of each of the first three quarters of each fiscal year, a statement of operations of the Company for such quarter (which may be in summary form), all in reasonable detail. If and for long as the Company has an active subsidiary or subsidiaries, the financial statements provided for in this
Section 4(h) will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally. The Company shall also use its best efforts to cause its officers, directors and beneficial owners of ten percent (10%) or more of any of its registered securities to deliver a copy of any of the Commission Forms 3, 4 or 5 filed with the Commission to you and the Company shall deliver copies of all such Forms received by it to you.

             The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i)the transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (j) The Company shall comply with all registration, filing and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

             (k) The Company shall, at its expense, for a period of five years from the Closing Date, deliver to you two copies of every press release and every material news item and article in respect ot the Company and its affairs at the time it is released by the Company, copies of transfer reports from its transfer agents, and such additional documents and information with respect to the Company and its affairs as you may from time to time reasonably request.

             (l) After receipt of funds from the Clearing Broker, the Company shall apply the net proceeds of the sale of the Units sold by it in accordance with the statements under the caption "USE OF PROCEEDS" in the Prospectus. Prior to the application of such net proceeds, the Company will invest or reinvest such proceeds only in Eligible Investments. "Eligible Investments" shall mean the following investments so long as they have maturities of one year or less:
(i) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (ii) obligations issued or guaranteed by any state or political subdivision thereof rated either Aa or higher, or MIG 1 or higher, by Moody's Investors Service, Inc. or AA or higher, or an equivalent, by Standard & Poor's Corporation, both of New York, New York, or their successors; (iii) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Services, Inc. or A-1 or higher or an equivalent by Standard & Poor's Corporation, both of New York, New York or their successors; and (iv) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States, having a minimum equity of $250,000,000. The Company shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act.


               (m)Until the date which is thirty (30) days after the Effective Date of the Registration Statement, the Company shall not negotiate with any other underwriter or other person relating to the possible public or private offering or placement of its securities.


               (n)The Company shall not, and has required each of its directors, executive officers and affiliates to enter into agreements not to, offer, issue, sell, transfer or otherwise dispose of, for value or otherwise, any shares of the Company's capital stock for ninety (90) days after the Closing Date without the prior written consent of the Underwriter, which consent may be withheld for any reason. In addition, the Company has required each of its officers, directors, shareholders holding in excess of four (4%) of the outstanding shares of the Company's capital stock and all Class B Preferred stockholders who are converting their shares into common stock to be registered in the Offering not to offer, issue, sell, transfer or otherwise dispose of, for value or otherwise, any shares of the Company's capital stock for twelve (12) months after the Closing Date without the prior written consent of the Underwriter, which consent may be withheld for any reason. The Company has furnished the Underwriter with an executed copy of each such agreement.


               (o)The Company shall make original documents and other information relating to the affairs of the Company available upon request to the Underwriter and to its counsel at the Company's office for inspection and copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available have been at least true and complete copies of the articles of incorporation and all amendments thereto of the Company (certified by the secretary of the Company) the bylaws and all amendments thereto of the Company, minutes of all of the meetings of the incorporators, directors and shareholders of the Company, all financial statements of the Company and copies of all Contracts to which the Company is a party or in which the Company has an interest.


               (p)The Company has appointed Jersey Transfer and Trust Company, as the Company's transfer agent. Unless you otherwise consent in writing, the Company shall continue to retain a transfer agent reasonably satisfactory to you for a period of three (3) years following the Closing. The Company shall make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's Units and Common Stock certificates as may be needed for the quick and efficient transfer of the Units as contemplated hereunder and for the five (5) year period following the Closing.


               (q)[Reserved]

               (r)Except with your approval, which approval may be withheld for any reason, the Company agrees that the Company shall not do any of the following for ninety (90) days after Closing:

               (i)Undertake or authorize any change in its capital structure or authorize, issue or permit any public or private offering of additional securities, except any currently outstanding options;

               (ii) Authorize, create, issue or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business;

               (iii) Consolidate or merge with or into any other corporation or effect a material corporate reorganization of the Company; or

               (iv) Create any mortgage or any lien upon any of its properties or assets, except in the ordinary course of its business.

               (s)The Company agrees that neither it nor any of its directors or officers will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units or to facilitate the sale or resale of the Units.

               (t)The Company shall deliver to each Underwriter, at the Closing Representative's Warrants to purchase in the aggregate that number of Units (the "Warrant Units") which is equal to ten percent (10%) of the number of Units sold in the Offering, in the form attached hereto as Exhibit B.

               (u)At or prior to the Closing, the Company shall purchase key man life insurance on the lives of Gerald Sugerman and Roger Fidler. The Company shall maintain such life insurance for a period of at least five (5) years after the Closing Date. In addition, at or prior to the Closing, the Company shall enter into an employment with Gerald Sugerman and Roger Fidler, the terms of which are satisfactory to the Underwriter.

               4. Costs and Expenses. The Company shall pay all actual costs, expenses and fees reasonably itemized in connection with the Offering or incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: the fees and disbursements of the accountants for the Company; the fees and disbursements of counsel for the Company; the Blue Sky fees of counsel for you; the cost of printing and delivering to, or as requested by the Underwriter certificates for the Units and copies of the Registration Statement and exhibits thereto, Preliminary Prospectuses, the Prospectus, this Agreement, the Selected Dealers Agreement, the Invitation Telecopy, the Blue Sky Memorandum and any supplements or amendments thereto; the filing and listing fees of the Commission, NASD, NASDAQ, and any other similar entity in connection with the offering; Blue Sky and other regulatory filing fees; the fees and disbursements of the transfer agent; the fees and disbursements of the Escrow Agent; the costs of advertising in publications to be determined by agreement between the Company and the Underwriter in an amount not to exceed $5,000, and any other advertising undertaken at the Company's request, provided, however, that the Company shall not unreasonably withhold its consent to any advertising proposed by you and shall pay the costs of any such advertising to which the Company consents or to which it unreasonably withholds its consent; and the costs of preparing, printing and distributing three (3) bound volumes for you and your counsel. The Company shall use a printer acceptable to you. Any transfer taxes imposed on the, sale of the Units to the Underwriter shall be paid by the Company. Except as provided in Section 2(g) with respect to the nonaccountable expense allowance or in this Section 4, the Company shall not be required to pay for any of the Underwriter's other expenses; provided, however, that if this Agreement shall not be consummated because the conditions in Section 5 hereof are not satisfied, because this Agreement is terminated by the Underwriter pursuant to Section 9 hereof, or because of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due solely to the default of the Underwriter, then in lieu of the foregoing provisions in this
Section 4 (and without prejudice to all other rights and remedies which the Underwriter may have against the Company at law and in equity, and which are in accordance with the NASD's Rules of Fair Practice) the Company shall reimburse the Underwriter upon demand and on an accountable basis for all out-of-pocket costs and expenses, including all fees and disbursements of counsel, actually incurred by the Underwriter in connection with investigating, marketing and proposing to market the Units or in contemplation of performing its obligations hereunder, but excluding general overhead, salaries, supplies and similar expenses incurred in the normal conduct of business.

               5. Conditions of Obligations of the Underwriter. The Company's right to receive payment and the obligations of the Underwriter hereunder are subject to the accuracy, as of the Closing Date of the representations and warranties of the Company contained in this Agreement, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

               (a)The Registration Statement shall have become effective and the Underwriter shall have received notice thereof not later than 5:00 p.m., New Jersey time, on the first business day following the date of this Agreement, or such later date and time as may be consented to in writing by the Underwriter. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the best knowledge of the Company, after due inquiry, shall be contemplated by the Commission or any state securities commission. Any request by the Commission for additional information shall have been complied with to the reasonable satisfaction of your counsel.

               (b)You shall have received on the Closing Date the opinion of Roger Fidler, Esq., counsel for the Company, dated the Closing Date, addressed to you to the effect that:

               (i)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration
Statement. The Company is duly qualified to transact business and in good standing in all jurisdictions, in which the conduct of its business or the location of the properties owned or leased by it requires such qualification, except where the failure to qualify would not have a material adverse effect upon the business properties, financial condition or prospects of the Company.

               (ii) The Company has authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws, except where noncompliance would not materially adversely affect the business or financial condition or results of operation of the Company. All of the Units and Warrants to be issued and sold by the Company pursuant to this Agreement and the securities underlying such Units and Warrants have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. To the best of such counsel's knowledge, no preemptive rights of stockholders exist with respect to any of the Units or the issue and sale thereof. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units or the Warrants as contemplated herein gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any of the Company's securities. To the best of such counsel's knowledge, no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Units and Warrants to be sold by the Company as contemplated herein or for the issuance and sale of the securities underlying such Units and Warrants.

               (iii) The certificates representing the Units to be delivered hereunder are in due and proper form under Delaware law and the Units and the Warrants conform in all material respects to the description thereof contained in the Prospectus. The Warrants and the securities underlying the Warrants have been duly authorized and reserved for issuance.

               (iv) Except as specifically disclosed in the Registration Statement and the financial statements of the Company, and the related notes thereto, to the best of such counsel's knowledge, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations. The descriptions of the Company's stock option and other stock-based plans set forth in the Prospectus are accurate summaries and fairly present the information required to be shown with respect to such plans and rights in all material respects.

               (v)The Registration Statement and all posteffective amendments thereto have become effective under the Act and to the best of the knowledge of such counsel no stop order proceedings with respect to the Registration Statement have been instituted or are pending or threatened under the Act and nothing has come to such counsel's attention to lead them to believe that such proceedings are contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

               (vi) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act (except that such counsel need express no opinion as to the financial statements, schedules and other financial and statistical information included therein).

               (vii)  To the  best of such  counsel's  knowledge,  there  are no
Contracts  or  other  documents   required  to  be  filed  as  exhibits  to  the
Registration Statement or described in the Registration Statement or the Prospectus which are required to be filed or described, which are not so filed or described as required, and such Contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (viii) To the best of such counsel's knowledge, there is no action, suit or proceeding pending or threatened against the Company before any court or regulatory, governmental or administrative agency or body or arbitral forum, domestic or foreign, which questions the validity of the Units or the Warrants or this Agreement or of any action to be taken by the Company pursuant thereto, which is of a character required to be disclosed in the Prospectus pursuant to the Act, or which might result in any material adverse change in the business or condition (financial or otherwise), properties, results of operations or prospects for the future of the Company, except as set forth in the Prospectus. To the best of such counsel's knowledge, the Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body or agency or arbitral forum except as disclosed in the Prospectus. During the course of their ordinary due diligence, which does not include knowledge of the Company's day-to-day operations, nothing has come to the attention of such counsel that would suggest that the Company is not conducting business in compliance with all applicable laws, statutes, rules, regulations and orders of the United States of America on a federal level, and of each jurisdiction in which it is conducting business, except where the failure to so comply would not have a material adverse effect on the business, properties, financial condition or prospects of the Company.

               (ix) To the best of such counsel's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any Contract to which the Company is a party or by which the Company or any of its property may be bound or affected, which has been certified by the Company to such counsel as instruments under which the Company enjoys substantial rights and benefits (and counsel shall state that to the best of such counsel's knowledge they know of no other such instruments to be in existence), except where such breach, violation or default would not have a material adverse effect on the business or financial condition of the Company or any of its Subsidiaries, or violate any of the provisions of the certificate of incorporation or bylaws of the Company, or, to the best of such counsel's knowledge, violate any statute, rule or regulation known to such counsel or violate any judgment, decree or order, of any court or of any governmental, regulatory or administrative body or agency or arbitral forum having jurisdiction over the Company or any of its property (other than as may be required by state securities or Blue Sky laws as to which such counsel need express no opinion) or, to the best of such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company.

               (x) The Company is not, nor with the giving of notice or the passage of time or both will be, in violation or default under any provision of any of its certificate of incorporation or bylaws, and, to the best of such counsel's knowledge, the Company is not in violation of or default under any Contracts to which it is a party or by which it or any of its properties is bound or may be affected that have been certified by the Company to such counsel as instruments under which the Company enjoys substantial rights and benefits (and such counsel shall state that to the best of such counsel's knowledge they know of no other such instruments to be in existence) except where such violation or default would not have a material adverse effect on the business or financial condition of the Company.

               (xi) The Company has the legal right, corporate power and authority to enter into this Agreement on behalf of itself and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to customary exceptions for bankruptcy, insolvency, and equitable principles, except to the extent that the enforceability of the indemnification provisions of this Agreement may be limited by consideration of public policy under federal and state securities laws.

               (xii) To the best of such counsel's knowledge, each approval, consent, order, authorization, designation, registration, permit, qualification, license, declaration or filing by or with any regulatory, administrative or governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD as to which such counsel need express no opinion) has been obtained or made and each is in full force and effect.

               (xiii) To the best of such counsel's knowledge, the Company owns or possesses adequate and sufficient rights to use all patents, patent rights, trade secrets, licenses or royalty arrangements, trademarks and trademark rights, service marks, trade names, copyrights, know how or proprietary techniques, or rights thereto of others, and governmental, regulatory or administrative authorizations, orders, permits, certificates and consents necessary for the conduct of the business of the Company, except where the failure to possess the same would not have a material adverse effect on the business or financial condition of the Company. Such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others, either domestically or internationally, that alleges the Company is violating any patents, patent rights, copyrights, trademarks or trademark rights, service marks, trade names, licenses or royalty arrangements, trade secrets, know how or proprietary techniques, or rights thereto of others, or governmental, regulatory or administrative authorizations, permits, orders, certificates or consents, the existence of which would have a material adverse effect on the business or financial condition of the Company. Such counsel is not aware of any rights of third parties to, or any infringement of, any of the Company's patents, patent rights, trademarks or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how or proprietary techniques, including processes and substances, the existence of which would have a material adverse effect on the business or financial condition of the Company. Such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any of such patents, patent rights, trademarks or trademark rights, copyrights, licenses or royalty arrangements, trade secrets, know how, or proprietary techniques or rights thereto of others, the existence of which would have a material adverse effect on the business or financial condition of the Company. The Company possesses licenses to those patents that have been previously disclosed to you in writing, and, to the best of counsel's knowledge, such licenses remain in full force and effect.

               (xiv) To the best of such counsel's knowledge, no transfer taxes are required to be paid under Delaware or New Jersey law in connection with the sale and delivery of the Units or Warrants to the Underwriter hereunder.

               (xv) The  Company is not an  "investment  company"  as defined in
Section 3(a) of the Investment Company Act of 1940, as amended.

               (xvi) To the best of such counsel's knowledge, the offering and sale of all securities of the Company made within the last three (3) years as set forth in Item 15 of the Registration Statement were exempt from the registration requirements of the Act pursuant to the provisions set forth in such item. To the best of such counsel's knowledge, neither the offering nor sale of such securities may be integrated with the offering or sale of any other securities, including the Units, so as to cause the loss of such exemptions from the registration requirements of the Act.

               In rendering such opinion, Roger Fidler, Esq., may rely as to matters governed by the laws of states other than Delaware and Federal laws of the United States of America on local counsel in such jurisdictions, provided that (a) Roger Fidler, Esq., shall state that it believes that it and the Underwriter is justified in relying on such other counsel, (b) such other counsel are acceptable to you, and (c) copies of the opinions of such other counsel shall be attached to the opinion of Roger Fidler, Esq. As to factual matters, Roger Fidler, Esq., may rely on certificates obtained from directors and officers of the Company, its shareholders, and from public officials. Matters stated to counsel's knowledge or to the best of such counsel's knowledge shall be made after due and diligent inquiry, and the opinion shall so note that requirement. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads him to believe that the Registration Statement, or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424 (b) or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to that portion of the Registration Statement under the heading "UNDERWRITING, or as to the financial statements, schedules and other financial information and statistical data and information included in the Registration Statement).

               (c)You and the Company shall have received at or prior to the Closing Date from Roger L. Fidler, Esq., a memorandum or summary, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriter of the Units under the state securities or Blue Sky laws of such jurisdictions as you may have designated to the Company.


               (d)You shall have received on the date hereof and on the Closing Date a signed letter from Thomas P. Monahan, C.P.A dated the date hereof, and the Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such person and dated and delivered to you on the date noted above, the following matters:


               (i)He is an independent public accountant with respect to the Company as required by the Act.

               (ii) The financial statements, the notes thereto and the related schedules included in the Registration Statement and Prospectus covered by their reports therein set forth comply as to form in all material respects with the pertinent accounting requirements of the Act.


               (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and the committees of such boards subsequent to March 31, 1999, as set forth in the minute books of the Company, inquiries of officers and other employees of the Company who have responsibilities for financial and accounting matters with respect to transactions and events subsequent to March 31, 1999, and such other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to his attention which in his judgment would indicate that (A) with respect to the period subsequent to March 31, 1999, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and, as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or payment or declaration of any dividend or other distribution, or decrease in net current assets, total assets, or net stockholders' equity, in each case as compared with the amounts shown in the most recent audited consolidated financial statements included in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (B) during the period from March 31, 1999, to the date of the most recent available monthly unaudited consolidated financial statements of the Company and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter.


               (iv) He has compared the information expressed in amounts, dollar amounts, numbers of shares, and percentages derived therefrom and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, dollar amounts, numbers and percentages and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified reasonings, inquiries and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter heretofore delivered, and found them to be in agreement.

               (v)Such other matters as may be reasonably requested by the Underwriter.

All such letters shall be in form and substance satisfactory to you and your counsel and shall be addressed to the Underwriter.

               (e)You shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them jointly and severally represents as follows:

               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to the best of their knowledge, after due inquiry, contemplated or threatened by the Commission or any state securities commissions.

               (ii) They do not know of any investigation, litigation, or proceeding instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed. They do not know of any Contract or other document required to be filed as an exhibit to the Registration Statement which is not so filed. The representations and warranties of the Company contained in Section I hereof are true and correct in all material respects as of the Closing Date as if such representations and warranties were made as of such date.

               (iii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the Effective Date of the Registration Statement, the statements contained in the Registration Statement were and are correct, in all material respects, and such Registration Statement and Prospectus do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in their opinion, since the Effective Date of the Registration Statement, no event has occurred which should be set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

               (iv) Each of the licenses to the patents described in the Registration Statement is valid and enforceable, each of such licenses described in the Registration Statement is in the name of the Company and the Company has full right, title and interest in and to each of such licenses. To the best knowledge of such officers, no third party has attacked or questioned the validity of any such patents, none of such patents are infringed by any third party, and none of the systems, devices or inventions claimed in any of such patents and patent applications, if manufactured, sold or used, would infringe on any patents issued to any third party.

               (v)The Company shall have furnished to you such further certificates and documents confirming the representations, warranties and covenants contained herein and related matters as you may reasonably have requested.

               The opinions and certificates described in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to you and to Steven I. Gutstein, your counsel.

               If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

               6. Conditions to the Obligations of the Company. The obligations of the Company to deliver the Units and Warrants required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

               7. Indemnification.

               (a)The Company agrees to indemnify and hold harmless the Underwriter and its respective affiliates, directors, officers, partners, employees, agents, counsel, and representatives, including the dealers who execute the Selected Dealers Agreement (collectively, "Underwriter Parties"), from and against any losses, claims, damages or liabilities to which such Underwriter Parties or any one or more of them may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure by the Company or any of its affiliates, directors, officers, employees, agents, counsel, and representatives (collectively, the "Company Parties") to perform any obligation hereunder or under any other agreement among any of the Company Parties and any of the Underwriter Parties, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information provided by the Company filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof, or (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each Underwriter Party for any legal or other expenses incurred by such Underwriter Party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that (X) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or through you specifically for use in the preparation thereof (which the parties hereto agree is limited solely to that information contained in the section of the Preliminary Prospectus entitled "UNDERWRITING"), and (Y) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter Party from whom the person asserting any such loss, claim, damage or liability purchased the Units which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Units to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b)The Underwriter will indemnify and hold harmless the Company Parties against any losses, claims, damages or liabilities to which the Company Parties or any one or more of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure by the Underwriter Parties to perform any obligations hereunder or under any other agreement among any of the Underwriter Parties and any of the Company Parties, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or (iii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company Parties in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof (which the parties hereto agree is limited solely to that information contained on the cover page of the Prospectus or Preliminary Prospectus and in the section thereof entitled "UNDERWRITING") . This indemnity agreement will be in addition to any liability which the Company Parties may otherwise have.

               (c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7 (a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7 (a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood, however, that the indemnifying party shall not, in connection with any proceeding or substantially similar or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties, except as otherwise provided in the next succeeding sentence. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d)If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting fees and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 7(d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units sold by the Underwriter pursuant to this Agreement, and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e)In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon, him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

               8. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied, or telegraphed and confirmed as follows: if to the Underwriter, to Kenneth Jerome & Company, Inc., 247 Columbia Turnpike, Florham Park, New Jersey 07932 (201) 966-6669 Fax:(201) 966-6319 Attention: Mr. Robert Kaplon, with a copy to Steven
I. Gutstein, Esq., 276 Fifth Avenue, New York, New York 10001, (212) 725-7110 Fax (212) 725-7527; if to the Company, to PPA Technologies, Inc., 163 South Street, Hackensack, New Jersey 07601 Attention: Gerald Sugerman, with a copy to:
The Law Offices of Roger Fidler, 163 South Street, Hackensack, New Jersey 07601,
(201) 457-1221 Fax: (201) 457-1331.

               9. Termination. This Agreement may be terminated by you by notice to the Company as follows:

               (a)at any time prior to 11:30 A.M., New Jersey time, on the first business day following the date of this Agreement;

               (b)at any time prior to the Closing itself if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets or economic conditions would, in your reasonable judgment, make the offering or delivery of the Units impracticable,
(iii) suspension of trading in securities on the New York Stock Exchange, Inc. or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company,
(v) declaration of a banking moratorium by either federal or New Jersey authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or the prospects of the Company; or

               (c) as provided in Section 5 of this Agreement.

               10.Successors. This Agreement has been and is made solely for the benefit of the Underwriter and the Company and their respective successors, executors, administrators, heirs and assigns, and the Underwriter Parties and Company Parties referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Units merely because of such purchase.

               11.Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations and warranties in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter Party, or by or on behalf of any Company Party and (c) delivery of and payment for the Units under this Agreement.

               This Agreement and any notices delivered hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any and all notices may be delivered by telecopy and shall be effective upon receipt, with the original of such document to be deposited promptly in the U.S. Mail.

               This Agreement and all disputes and controversies relating hereto or in connection with the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

               If the foregoing agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

Very truly yours,

PPA TECHNOLOGIES, INC.


By:
               Roger L. Fidler
               President


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

KENNETH JEROME & COMPANY, INC.



BY:________________
               Robert Kaplon
               President